UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (800) 532-2417

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Exchange and Purchase Agreement
On August 6, 2024, Luminar Technologies, Inc. (the “Company”) entered into private, separately negotiated agreements for (i) the private offering and sale (the “Note Purchase Transaction”) of $100 million in aggregate principal amount of newly issued, first-lien, senior secured floating rate notes of the Company (the “New Senior Notes”), to be issued pursuant to the First-Lien Indenture (as defined below), on the terms and conditions set forth in a Purchase Agreement, dated as of August 6, 2024, among the Company, the Guarantors (as defined therein) and the Purchasers (as defined therein) party thereto (the “Purchase Agreement”); and (ii) the exchange (the “Exchange Transaction” and, together with the Note Purchase Transaction, the “Note Purchase and Exchange Transactions”) of approximately $421.9 million in aggregate principal amount of 1.25% Convertible Senior Notes due 2026 (the “Existing Convertible Notes”) for approximately $274.2 million in aggregate principal amount of newly issued Convertible Senior Secured Notes due 2030 (the “New Convertible Notes”), consisting of two series of second-lien, senior secured notes of the Company, both of which have identical terms other than the principal amount, interest rate and applicable conversion price, to be issued pursuant to the Second-Lien Indenture (as defined below), on the terms and conditions set forth in an Exchange Agreement, dated as of August 6, 2024, among the Company, the Guarantors (as defined therein) and the Holders (as defined therein) party thereto (the “Exchange Agreement” and, together with the Purchase Agreement, the “Note Purchase and Exchange Agreements”). The Company will not receive any cash proceeds from the Exchange Transaction.
A summary of the Note Purchase and Exchange Transactions is provided in the following table and described in more detail below.

$ in millions	Principal - Pre Transaction	Exchange Transaction	Principal - Post Transaction	Conversion Premium[2]	Interest Rate	Annual Interest Expense
Existing 2026 Convert	$625	$(422)	$203	32.5%	1.25%	$2.5
New 2030 Convert – Series 1	—	$82	$82	50%	9.00%	$7.4
New 2030 Convert – Series 2	—	$192	$192	150%	11.50%	$22.1
New Senior Notes	—	$100	$100	—	14.31%[3]	$14.3
Total Debt Outstanding	$625	—	$577	—	—	$43.7
New Capital Raised	—	$94.5[1]	$94.5	—	—	—
[1] Cash received upon issuance of New Senior Notes = $94.5M, net of OID & expenses.
[2] Conversion premium for Existing 2026 Convert based on reference price of $15.08 as of December 14, 2021. Conversion price for New Convertible Notes to be set at the specified premium to the Volume Weighted Average Price of the Company’s Common Stock on August 7, 2024, subject to such minimum price as may be required to comply with Nasdaq Minimum Price requirements.
[3] Based on SOFR as of 08/05/2024 = 5.35%.
The Note Purchase and Exchange Agreements contain representations, warranties, and covenants customary for transactions of this type and described in greater detail in the Note Purchase and Exchange Agreements. The Note Purchase and Exchange Transactions are expected to be consummated on or about August 8, 2024 (the “Effective Date”), following the satisfaction of customary closing conditions described in the Note Purchase and Exchange Agreements.
The New Senior Notes are being issued in private placement transactions pursuant to the exemptions provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
The New Convertible Notes are being issued in private placement transactions in accordance with Section 4(a)(2) of the Securities Act, solely in exchange for the Existing Convertible Notes and the payment of cash for accrued and unpaid interest thereon.

First-Lien Indenture
At the closing of the Note Purchase Transaction, the Company expects to issue $100 million in aggregate principal amount of New Senior Notes under an Indenture, to be dated as of the Effective Date (the “First Lien Indenture”), by and among the Guarantors party thereto from time to time and GLAS Trust Company LLC, as trustee and notes collateral agent. The New Senior Notes will be issued at a purchase price of 97% of the aggregate principal amount thereof. A 3.0% prepayment fee will be due on repayment of the New Senior Notes at maturity or on any early redemption, repurchase or acceleration of the New Senior Notes.
Interest and maturity. The New Senior Notes will mature on the earlier of (i) August 15, 2028 or (ii) if more than $100 million of the Existing Convertible Notes remain outstanding as of June 30, 2026, then September 15, 2026. The New Senior Notes will bear interest at a rate equal to Term SOFR plus 9.00%, subject to a Term SOFR floor of 3.00%. Interest will accrue on the New Senior Notes from the Effective Date and will be payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year, to holders of record at the close of business on the preceding February 1, May 1, August 1, and November 1, respectively.
Guarantees and security. The New Senior Notes will be guaranteed by certain of the Company’s current and future material subsidiaries on a senior secured basis, subject to certain criteria and exceptions. The New Senior Notes and the guarantees will be secured by a fully perfected first-priority lien on substantially all of the assets of the Company and the Guarantors, subject to certain exceptions, including any first-priority liens on customary asset-based lending collateral, including accounts receivable and inventory, pursuant to a revolving credit facility permitted under the First Lien Indenture.
Optional redemption. On or after August 15, 2025, the Company may redeem the New Senior Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the following periods, inclusive of the prepayment fee due on any such redemption: August 15, 2025 to (but excluding) August 15, 2026: 111.00%, August 15, 2026 to (but excluding) August 15, 2027: 108.00%, and August 15, 2027 and thereafter: 103.00%. The New Senior Notes are subject to a customary make whole payment in the event of any redemption or acceleration of the New Senior Notes on or prior to August 15, 2025.
Change of Control. In the event of a “Change of Control” (as defined in the First Lien Indenture), the holders of the New Senior Notes may require the Company to repurchase their notes at a cash repurchase price equal to 103% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
Covenants. The First Lien Indenture contains covenants that limit the Company’s and its subsidiaries’ ability to, among other things: (i) incur, assume or guarantee additional indebtedness; (ii) grant or incur liens securing indebtedness; (iii) make certain restricted payments and investments, (iv) sell or otherwise dispose of assets, including capital stock of subsidiaries; (v) enter into transactions with affiliates, (vi) in the case of the Company and any Guarantor, consolidate, amalgamate or merge with or into, or sell all or substantially all of its assets to, another person; (vii) agree to limitations on the ability of the Company’s subsidiaries to pay dividends or make other distributions; and (viii) make modifications to certain material debt agreements of the Company. In addition, the First Lien Indenture contains a covenant that provides that the Company may not permit liquidity (calculated as the sum of (a) unused commitments then available to be drawn under any revolving credit facility permitted under the First Lien Indenture, plus (b) the amount of unrestricted cash and cash equivalents held by the Company and its subsidiary guarantors) to be less than $35 million as of the last day, or for more than 5 days, of any calendar month that ends following the Effective Date.
Events of default. The First Lien Indenture sets forth certain events of default after which the New Senior Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or its subsidiaries.

Second-Lien Indenture
At the closing of the Exchange Transaction, the Company expects to issue approximately $274.2 million in aggregate principal amount of New Convertible Notes pursuant to an Indenture, to be dated as of the Effective Date (the “Second-Lien Indenture”), by and among the Company, the Guarantors party thereto from time to time and GLAS Trust Company LLC, as trustee and notes collateral agent.
Principal. The New Convertible Notes will consist of two separate Series, as set forth below:
(i)    Series 1: Aggregate principal amount of approximately $82.3 million (the “Series 1 Notes”).
(ii)    Series 2: Aggregate principal amount of approximately $192.0 million (the “Series 2 Notes”).
Interest and maturity. The New Convertible Notes will mature on the earlier of (i) January 15, 2030 or (ii) if more than $100 million of the Existing Convertible Notes remain outstanding as of June 30, 2026, then September 15, 2026. The Series 1 Notes will bear interest at a rate of 9.0% per annum and the Series 2 Notes will be interest at a rate of 11.5% per annum. Interest will accrue from the Effective Date and will be payable quarterly in arrears on January 15, April 15, July 15, and October 15 of each year to holders of record at the close of business on the preceding January 1, April 1, July 1, and October 1, respectively.
Conversion price. The New Convertible Notes will be subject to an initial conversion price that will be determined based on, for the Series 1 Notes, a 50% premium and, for the Series 2 Notes, a 150% premium, in each case to the volume weighted average price of the Company’s Common Stock on August 7, 2024 and, in each case, subject to such minimum price as may be required to comply with Nasdaq Minimum Price requirements. The conversion price will be subject to customary adjustments upon the occurrence of certain events.
Conversion. The New Convertible Notes are convertible at the option of the holders at any time after the Effective Date and before the close of business on the scheduled trading day immediately before the maturity date, at the conversion price then in effect for the applicable Series plus a make-whole premium (the “Make-Whole Premium”) equal to the lesser of (i) all regularly scheduled interest payments that would be due on the portion of such New Convertible Note being redeemed for the succeeding two year period and (ii) all regularly scheduled interest payments that would be due on the portion of such New Convertible Note being redeemed through the maturity date, and is capped at the maximum number of shares that would be issuable in connection with a “Make-Whole Fundamental Change” (as defined in the Second Lien Indenture). The Make-Whole Premium will be payable in either cash or shares, at the Company’s option. The Make-Whole Premium is due upon any conversion of the New Convertible Notes, including, but not limited to a conversion following the notice of a provisional call (as described below), but excluding a conversion following certain corporate events that constitute a “Fundamental Change” (as defined in the Second Lien Indenture), other than a provisional call.
Under the terms of the Indenture, no holder will be entitled to receive shares of Common Stock (i) upon conversion of New Convertible Notes or (ii) as part of the payment of the Make-Whole Premium, which would cause such holder (together with its affiliates) to own more than 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such event, as such percentage ownership is determined in accordance with the terms of the Second Lien Indenture. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.9%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company, unless delivered at closing in which case any increase in such percentage shall be effective immediately. In addition, at the option of the Company, if the Company is not able to deliver any shares of Common Stock to a holder as a result of the foregoing ownership limitations, the Company may elect to settle such excess shares in cash or by delivering to the holder pre-funded warrants upon conversion of New Convertible Notes, or payment of the Make-Whole Premium thereon to the extent elected to be paid in shares, in respect of any such shares.
Guarantees and security. The New Convertible Notes will be guaranteed by certain of the Company’s current and future material subsidiaries on a second-priority senior secured basis, subject to certain criteria and exceptions. The New Convertible Notes and the guarantees will be secured by a fully perfected second-priority lien on substantially all of the assets of the Company and the Guarantors, subject to the first-priority liens securing or otherwise permitted by the New Senior Notes and any first-priority liens on customary asset-based lending collateral, including accounts receivable and inventory, pursuant to a revolving credit facility permitted under the Second Lien Indenture.
Fundamental Change. If a Fundamental Change (as defined in the Second Lien Indenture) occurs, then holders may require the Company to repurchase their Notes at a cash repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. A holder that elects to convert its New Convertible Notes in connection with a Fundamental Change may be entitled to receive a make-whole adjustment in connection with such corporate event in certain circumstances. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s Common Stock.
Provisional call. The Company may redeem the New Convertible Notes at its option, in whole at any time or in part from time to time, if the closing price of the Company’s Common Stock exceeds 130% of the conversion price for a given Series then in effect for at least 20 trading days (whether or not consecutive) during any 30 day consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, and certain liquidity conditions are then satisfied, at a redemption price equal to (i) 100% of the principal amount of the New Convertible Notes to be redeemed, plus (ii) accrued and unpaid interest to, but excluding the redemption date, and (iii) the Make-Whole Premium.
Covenants. The Second Lien Indenture contains covenants substantially similar to the New Senior Notes, including covenants that limit the Company’s and its subsidiaries’ ability to, among other things: (i) incur, assume or guarantee additional indebtedness; (ii) grant or incur liens securing indebtedness; (iii) make certain restricted payments and investments, (iv) sell or otherwise dispose of assets, including capital stock of subsidiaries; (v) enter into transactions with affiliates, (vi) in the case of the Company and any Guarantor, consolidate, amalgamate or merge with or into, or sell all or substantially all of its assets to, another person; (vii) agree to limitations on the ability of the Company’s subsidiaries to pay dividends or make other distributions; and (viii) make modifications to certain material debt agreements of the Company. In addition, the Second Lien Indenture contains a covenant that provides that the Company may not permit liquidity (calculated as the sum of (a) unused commitments then available to be drawn under any revolving credit facility permitted under the Second Lien Indenture, plus (b) the amount of unrestricted cash and cash equivalents held by the Company and its subsidiary guarantors) to be less than $31.5 million as of the last day, or for more than 5 days, of any calendar month that ends following the Effective Date.
Events of default. The Second Lien Indenture sets forth certain events of default after which the New Convertible Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or its subsidiaries.
The foregoing description of the Note Purchase and Exchange Agreements, First Lien Indenture and Second Lien Indenture does not purport to be complete and is qualified in its entirety by the terms and conditions of the agreements, copies of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.
Item 2.02    Results of Operations and Financial Condition.
On August 6, 2024, Luminar Technologies, Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2024. The full text of the press release issued is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 2.02 of this Current Report on Form 8-K (including Exhibits 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Note Purchase and Exchange Agreements, the First Lien Indenture and the Second Lien Indenture is incorporated by reference into this Item 2.03 of this Current Report to the extent required.
Item 3.02    Unregistered Sales of Equity Securities.
The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Note Purchase and Exchange Agreements and the Second Lien Indenture is incorporated by reference into this Item 3.02 of this Current Report to the extent required.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated August 6, 2024.
104	Cover page interactive data file formatted in Inline XBRL.
Forward-Looking Statements
Certain statements included in this Current Report that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aims”, “believe,” “may,” “will,” “estimate,” “set,” “continue,” “towards,” “anticipate,” “intend,” “expect,” “should,” “would,” “forward,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the completion and timing of the closing of the Note Purchase and Exchange Transactions. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of Luminar’s management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties, including but not limited to whether we will consummate the Note Purchase and Exchange Transactions on the expected terms or at all, which could differ or change based upon market conditions or for other reasons, that could cause actual results to differ materially from the forward-looking statements including the risks discussed under the heading “Risk Factors” in the Annual Report on Form 10-K filed by Luminar on February 28, 2024, and other documents Luminar files with the Securities and Exchange Commission in the future. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and Luminar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminar Technologies, Inc.

Date: August 6, 2024	By:	/s/ Thomas J. Fennimore
	Name:	Thomas J. Fennimore
	Title:	Chief Financial Officer